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                                                                     Exhibit 8.1



                      (SULLIVAN & CROMWELL LLP LETTERHEAD)


                                                                   June 17, 2004

Kongzhong Corporation,
  8/F, Tower A, Yuetan Building,
    Beijing, People's Republic of China 100045.

Ladies and Gentlemen:

     We have acted as special tax counsel to Kongzhong Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $138,000,000 aggregate principal amount of ADSs of the Company. We hereby confirm our opinion set forth under the heading "Taxation - United States" in the Prospectus of the Company with respect to the ADSs, which is part of the Company's Registration Statement on Form F-1 filed on June 17, 2004.

     We hereby consent to the reference to us in the Prospectus under the caption "Taxation - United States" and the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                  Very truly yours,

                                                  /s/ SULLIVAN & CROMWELL LLP